Exhibit 10.1

SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

This Second Amendment to Asset Purchase Agreement (this “Amendment”) is entered into as of November 9, 2016 with respect to the Asset Purchase Agreement dated as of April 4th, 2016 (the “Original Agreement”) by and between OncoSynergy Inc., a Delaware corporation (“OS”) and DanDrit BioTech USA Inc., a Delaware corporation (“DanDrit”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Agreement.

RECITALS

Whereas, OS and DanDrit are parties to the Original Agreement; and

Whereas, the Parties wish to (i) waive certain closing conditions set forth in the Original Agreement and (ii) extend the final date of the Closing, subject to the terms set forth herein.

AGREEMENT

Now, Therefore, for good and reasonable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound, hereby agree as follows:

1.	Amendments to the Original Agreement.

(i)	Section 2.1 of the Original Agreement is hereby amended and restated as follows:

“The Purchase Price. DanDrit hereby covenants and agrees to pay to OS the Purchase Price, subject to the terms and conditions herein. The Purchase Price for the Purchased Assets shall be as follows: at Closing, provided all conditions precedent have been fulfilled or waived (i) OS shall receive a number of shares of common stock, par value 0.0001 (“Common Stock”) of DanDrit equal to the number of shares of Common Stock outstanding immediately prior to the Closing (the “Consideration Shares”), and (ii) in the event that, immediately prior to the Closing there shall be outstanding any option, right, warrant, call, convertible security, right to subscribe, conversion right or other agreement or commitment to which DanDrit is a party or which are binding upon DanDrit providing for the issuance by DanDrit or transfer by DanDrit of additional shares of DanDrit’s capital stock (each a “Derivative Security”), OS shall receive a Derivative Security or Derivative Securities of like tenor, exercisable or convertible into a like number of shares of Common Stock, and having rights, preferences, terms and conditions consistent in all other respects with such outstanding Derivative Security, it being understood and intended that immediately following the Closing OS will hold between 33% and 40% of the capital stock of DanDrit on a fully diluted basis, assuming the exercise or conversion in full of all outstanding Derivative Securities of DanDrit. The Consideration Shares and any Derivative Securities delivered pursuant to clause (ii) above may collectively hereinafter be referred to as the “Consideration Securities”).”

(ii)	Section 3.6 of the Original Agreement is hereby deleted.

(iii)	Section 4.2(a) of the Original Agreement is hereby amended to delete Section 4.2(a)(i) and Section 4.2(a)(viii).

(iv)	Section 4.2(a)(v) of the Original Agreement is hereby amended and restated as follows:

“(v) DanDrit’s governance structure as approved by the Board of Directors of DanDrit and agreed to by OS, including evidence that, effective as of the Closing, each of Allen Salmasi and W. Shawn Carbonell has been appointed as a director of DanDrit, and that DanDrit’s Board of Directors is constituted of five directors, consisting of two current directors of DanDrit, Messrs. Salmasi and Carbonell and a fifth independent director, unaffiliated with either DanDrit or its stockholders or with OS, appointed by DanDrit and mutually acceptable to DanDrit and OS;”

(v)	Section 4.3(b) of the Original Agreement is amended as follows:

“(b) Name Change. At a time to be determined by the DanDrit Board of Directors, DanDrit will consider changing its name to OncoSynergy Inc. and if DanDrit so changes its names, OS will change its name to a name not confusingly similar to OncoSynergy Inc.”

(vi)	Section 4.3 of the Original Agreement is hereby amended to add the following:

“(e) The Parties agree that the Closing will not take place until such time as each of the Board of Directors of OS and DanDrit has granted its approval in its sole discretion, whether or not all Closing conditions are met, and authorized the Closing.”

2.	Conforming Changes. All provisions in the Original Agreement and any amendments, attachments, schedules or exhibits thereto in conflict with this Amendment shall be and hereby are changed to conform to this Amendment.

3.	Full Force and Effect. The remainder of the Original Agreement is not amended hereby and shall remain in full force and effect, except as otherwise set forth in this Amendment. The Parties hereby ratify and confirm the terms and conditions of the Original Agreement, as supplemented and amended by this Amendment.

4.	Recitals. The Recitals above are true and correct and are hereby incorporated by reference.

5.	Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to conflict of laws. Any and all actions brought under this Amendment shall be brought in the state or federal courts of the United States sitting in the City of New York, New York, Borough of Manhattan and each Party hereby agrees to the jurisdiction of such courts and hereby waives any right to object to the convenience of such venue.

6.	Counterparts. This Amendment may be executed in counterparts (including by means of facsimile or electronic transmission), each of which shall be deemed an original but all of which, when taken together, will constitute one and the same agreement.

[Signature page follows.]

2

In Witness Whereof, the Parties have executed this Amendment as of the date set forth above.

ONCOSYNERGY INC.

By:	/s/ W. Shawn Carbonell
Name: W. Shawn Carbonell
Title: President & CEO

Address:	409 Illinois Street, San Francisco, CA 94158 Attn: W. Shawn Carbonell

DANDRIT BIOTECH USA INC.

By:	/s/ Eric Leire
Name: Eric Leire
Title: CEO & President

Address:	Fruebjergvej 3, Box 62
2100 Copenhagen, Denmark
Attn: Eric Leire